SHARE PURCHASE AND EXCHANGE AGREEMENT

MANCHESTER INC.

NICE CARS ACCEPTANCE ACQUISITIONCO, INC.

NICE CARS CAPITAL ACCEPTANCE CORPORATION

SHAREHOLDERS OF NICE CARS CAPITAL ACCEPTANCE CORPORATION

THIS SHARE PURCHASE AND EXCHANGE AGREEMENT (this "Agreement"), dated October 4, 2006, is entered into by and between Manchester Inc., a Nevada corporation having its principal office at 100 Crescent Court, 7th Floor, Dallas, Texas 75201 (the “Parent”), Nice Cars Acceptance AcquisitionCo, Inc., a Delaware corporation and wholly owned subsidiary of the Parent (the “Company”), Nice Cars Capital Acceptance Corporation, a Georgia Corporation (“NCCAC”) having its principal office at 990 Battlefield Parkway, Fort Oglethorpe, Georgia 30742 and the undersigned shareholders of NCCAC (each a “Shareholder,” and collectively, the “Shareholders”).

WITNESSETH :

WHEREAS, the Parent is the sole owner of all of the issued and outstanding shares of the capital stock of the Company;

WHEREAS, the Company desires to acquire all of the issued and outstanding shares of NCCAC (the “NCCAC Shares”) from the Shareholders, and the Shareholders wish to sell the NCCAC Shares;

WHEREAS, an Affiliate of the Company (“Nice Cars Operations AcquisitionCo”) intends to acquire all of the issued and outstanding shares of Nice Cars, Inc., a Georgia corporation (“NCI”), simultaneously with the acquisition of the NCCAC Shares;

WHEREAS, the parties hereto intend, by approving resolutions authorizing this Agreement, to adopt this Agreement and the Plan and Agreement of Merger of Foreign Corporation into Delaware Corporation (the “Merger Agreement”), to be executed and filed as of even date of the Closing (the “Closing Date”) as contemplated hereto, as a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder;

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Information marked with the notation [ * ] has been omitted from the exhibits filed with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to a request for confidential treatment submitted to the Commission on the date of this filing.  A complete copy of these exhibits has been provided to the Commission.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

1. Share Purchase and Exchange. Subject to the terms and conditions stated herein, at the Closing (as defined below), (a) the Shareholders shall assign, transfer, convey, and deliver to the Company, and the Company shall accept and acquire, the NCCAC Shares and any and all rights in such shares to which such Shareholder is entitled, and by so doing, each Shareholder will be deemed to have assigned all of his or her right, title and interest in and to all such NCCAC Shares to the Company; and (b) in exchange for the NCCAC Shares, the Company shall transfer to the Shareholders, and the Shareholders shall accept from the Company, (i) 5,568,750 shares of the Parent’s common stock (the “Exchange Shares”) on the date of the Closing; (ii) a payment of fifteen million three hundred forty five thousand dollars ($15,345,000) by wire transfer to be made on the Closing Date after the Merger Agreement referred to in Section 2.5 has been filed with the Secretary of State of Delaware to an account designated by the Shareholders; and (iii) a note from Manchester to the Shareholders in the principal amount of six million nine hundred and thirty thousand dollars ($6,930,000) (the “Purchase Note”), substantially in the form of Exhibit A hereof, which shall be due and payable in accordance with its terms. If one or more stock certificates representing the NCCAC Shares have been issued, such conveyance of the NCCAC Shares shall be evidenced by such stock certificate(s), duly endorsed to the Company or accompanied by stock powers duly executed to the order of the Company, or other instruments of transfer in form and substance reasonably satisfactory to the Company. As additional inducement to the Shareholders, the Parent and the Company shall at Closing issue to the Shareholders the S Tax Reimbursement Note in the form attached hereto as Exhibit B as described in Section 8(a) herein, and the Shareholder Note in the form attached hereto as Exhibit C with respect to repayment of Shareholder loans to NCCAC outstanding as of the Closing Date.

2. Closing and Deliveries.

2.1 The Closing. The closing (the "Closing") of the transactions contemplated hereunder shall take place simultaneously with the execution of this Agreement at such place as the parties hereto may agree, provided, however, time is of the essence and the Closing shall not be later than ten (10) days from the date of this Agreement.

2.2 Employment Agreements. Simultaneously with the Closing, Nice Cars Operations AcquisitionCo will enter into employment agreements with those individuals listed on Exhibit D to the NCI Agreement (as defined below), substantially in the form of the employment agreements attached thereto.

2.3 Payments to the Lyles. At the Closing, the Company shall take such actions as are necessary and proper to ensure that any and all amounts due and owed by NCCAC pursuant to those notes executed with Raymond Lyle and his spouse and three children (the “Lyles”) and which are listed on Exhibit E hereto shall be paid at Closing by the delivery of a promissory note by NCCAC to the Lyles.

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2.4 Release of the Lyles. The Company shall promptly after Closing take such actions as are necessary and proper to ensure that the Lyles shall be released from those personal guaranties or other obligations ("Personal Obligations") relating to NCCAC that such individuals may have and which are listed on Exhibit F provided, however, that no duplicate payments shall be made in respect of any Personal Obligations agreed to be paid under the acquisition of NCI as of even date herewith. In the event the Company is unable to obtain the release of the Lyles from any Personal Obligations, the Company shall fund an escrow account or obtain a letter of credit in an amount equal to the sum of all unreleased Personal Obligations, and the funds in the escrow account or such letter of credit will be used to satisfy the unreleased Personal Obligations as they become due. The terms and provisions of the escrow account or such letter of credit shall be mutually agreed upon by the Company and Shareholders. Parent and Company hereby covenant and agree that any lease for premises occupied by NCCAC which is either in the name of Ray Lyle or which is personally guaranteed by Ray Lyle shall not be amended, modified, renewed or extended in any manner unless and until Ray Lyle is removed from any and all personal obligations under said lease.

2.5 Merger of NCCAC into the Company. At the Closing, the officers of NCCAC and the Company shall execute, deliver and file with the Secretary of State of the State of Delaware the Merger Agreement, attached hereto as Annex A, and shall take any and all further actions reasonably necessary to cause the merger of NCCAC into the Company such that NCCAC shall thereafter cease to exist and all business previously conducted by NCCAC shall thereafter be conducted by the Company. Parent and Company acknowledge that an important consideration to the Shareholders for this transaction is that the receipt of the Parent's stock by the Shareholders shall be deemed to be a tax free reorganization under Section 368(a)(2)(D) of the Code and Parent and Company agree not to take any actions which would cause this transaction not to be a reorganization under Section 368(a)(2)(D) of the Code. In addition, Parent and Company agree not to make any tax elections under Section 338 of the Code which would have any adverse or detrimental impact on the Shareholders.

2.6 NCI Agreement. Simultaneous with the Closing, the Parent, Nice Cars AcquisitionCo, Inc., NCI and the Shareholders will have executed that certain Stock Purchase and Exchange Agreement of even date herewith ("NCI Agreement"), and the Closing shall have taken place pursuant to the NCI Agreement.

2.7 Opinion of Company’s Counsel. Simultaneously with Closing, the Company and the Parent shall deliver an opinion letter from counsel to the Company and Parent, substantially in the form attached hereto as Exhibit G.

2.8 Opinion of NCCAC. Simultaneously with Closing, NCCAC shall deliver an opinion letter from counsel to NCCAC, substantially in the form attached hereto as Exhibit H.

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3.  Representations and Warranties; Indemnification.

3.1  Representations and Warranties of the Shareholders. As an inducement to the Company to enter into this Agreement and to consummate the transactions contemplated herein, the Shareholders represent and warrant to the Company as follows, all of which are true and complete as of the date of this Agreement and as of the Closing, except to the extent set forth on a disclosure schedule attached hereto referencing the Section and paragraph number of the provision herein corresponding to such exception:

(a) Authority. Each of the Shareholders has the right, power, authority and capacity to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform his obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligations of the Shareholders, enforceable against each Shareholder in accordance with the terms hereof.

(b) Ownership. The Shareholders are the sole record and beneficial owners of all of the issued and outstanding NCCAC Shares, have good and marketable title to the NCCAC Shares, free and clear of all Encumbrances (as hereinafter defined), and have full legal right and power to sell, transfer and deliver the NCCAC Shares to the Company in accordance with this Agreement. "Encumbrances" shall mean any liens, pledges, hypothecations, charges, adverse claims, options, preferential arrangements or restrictions of any kind, including, without limitation, any restriction of the use, voting, transfer, receipt of income or other exercise of any attributes of ownership, other than as provided under applicable securities laws. Upon the execution and delivery of this Agreement, the Company will receive good and marketable title to the NCCAC Shares, free and clear of all Encumbrances. There are no stockholders' agreements, voting trust, proxies, options, warrants, convertible instruments, rights of first refusal or any other agreements or understandings with respect to the NCCAC Shares. Except as contemplated by this Agreement, there are no preemptive or similar rights to purchase or otherwise acquire shares of the capital stock of NCCAC pursuant to any provision of law, the Certificate of Incorporation or By-Laws (in each case, as amended and in effect on the date hereof), or any agreement to which any Shareholder or NCCAC is a party.

(c) No Conflict. Except as set forth on Exhibit I, none of the execution, delivery, or performance of this Agreement, or the consummation of the transactions contemplated hereby, conflicts or will conflict with, or (with or without notice or lapse of time, or both) will result in a termination, breach or violation of (i) any instrument, contract or agreement to which any of the Shareholders are a party or by which he or she is bound, or to which the NCCAC Shares are subject; or (ii) any federal, state, local or foreign law, ordinance, judgment, decree, order, statute, or regulation, or that of any other governmental body or authority, applicable to the Shareholders or the NCCAC Shares.

(d) No Consent. Except as set forth on Exhibit J, no consent, approval, authorization or order of, or any filing or declaration with any governmental authority or any other person, is required for the consummation by the Shareholders of any of the transactions contemplated by the Shareholders under this Agreement.

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(e) Own Account. Each Shareholder is acquiring the Exchange Shares for his or her own account as principal, and not as a nominee or agent; for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part; and no other person has a direct or indirect beneficial interest in such Exchange Shares or any portion thereof. No Shareholder has any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations in the Exchange Shares to such person or to any third person.

(f) No Advertisement. The Shareholders are not acquiring the Exchange Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or pursuant to any solicitation of a subscription by a person not previously known to the Shareholders in connection with investment securities generally.

(g) No Obligation to Register. Except as otherwise provided in this Agreement, the Shareholders understand that neither the Company nor the Parent is under any obligation to register the Exchange Shares under the Securities Act of 1933, as amended (the "Securities Act"), or to assist the Shareholders in complying with the Securities Act or the securities laws of any state of the United States or of any foreign jurisdiction. The Shareholders understand that the Exchange Shares must be held indefinitely unless such Exchange Shares are registered under the Securities Act or an exemption from registration is available. Each Shareholder acknowledges that such person is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act (“Rule 144”), and that each Shareholder has been advised that Rule 144 permits resales only under certain circumstances. The Shareholders understand that to the extent that Rule 144 is not available, such Shareholder will be unable to sell any Exchange Shares without either registration under the Securities Act or the existence of another exemption from such registration requirement.

(h) Experience. Each of the Shareholders is (1) experienced in making investments of the kind described in this Agreement and the related documents, (2) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company, the Parent or any of their affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (3) able to afford the entire loss of its investment in the Exchange Shares.

(i) Exemption from Registration. Each of the Shareholders acknowledges his understanding that the offering and sale of Exchange Shares is intended to be exempt from registration under the Securities Act. In furtherance thereof, in addition to the other representations and warranties of the Shareholders made herein, the Shareholders further represent and warrant to and agree with each of the Company and the Parent and their affiliates as follows:

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(1)  Each Shareholder realizes that the basis for the exemption may not be present if, notwithstanding such representations, such Shareholder is acquiring the Exchange Shares for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. No Shareholder has any such intention.

(2) Each Shareholder has adequate means for providing for his current needs and personal contingencies and has no need for liquidity with respect to the acquisition of the Exchange Shares.

(3) Each Shareholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment in the Exchange Shares.

(4) Each Shareholder has been provided an opportunity for a reasonable period of time prior to the date hereof to obtain additional information concerning the offering of the Exchange Shares, the Company, the Parent, and all other information to the extent the Company or the Parent possesses such information or can acquire it without unreasonable effort or expense.

(5) Each Shareholder has carefully reviewed all of the Parent's filings under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(j) Accredited Investor. Each Shareholder is an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the Securities Act by reason of Rule 501(a)(3).

(k)  Risk. Each Shareholder understands that an investment in the Exchange Shares is a speculative investment which involves a high degree of risk and the potential loss of his entire investment.

(l)  Net Worth. Each Shareholder’s overall commitment to investments which are not readily marketable is not disproportionate to such Shareholder’s net worth, and the acquisition of the Exchange Shares will not cause such overall commitment to become excessive.

(m) SEC Documents. Each Shareholder has received all documents, records, books and other information pertaining to Shareholder’s investment in the Company that has been requested by such Shareholder. Each Shareholder has reviewed or received copies of all reports and other documents filed by the Parent with the Securities and Exchange Commission (the "SEC Documents").

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(n)  Reliance. Other than as set forth herein, the Shareholders are not relying upon any other information, representation or warranty by the Company or the Parent, or any officer, director, stockholder, agent or representative of the Company or the Parent in determining to invest in the Exchange Shares. Each Shareholder has consulted, to the extent deemed appropriate by such Shareholder, with such Shareholder’s own advisers as to the financial, tax, legal and related matters concerning an investment in the Exchange Shares and on that basis believes that his or its investment in the Exchange Shares is suitable and appropriate for such Shareholder.

(o)  No Governmental Review. Each Shareholder is aware that no federal or state agency has (1) made any finding or determination as to the fairness of this investment, (2) made any recommendation or endorsement of the Exchange Shares, the Company, or the Parent or (3) guaranteed or insured any investment in the Exchange Shares or any investment made by the Company or the Parent.

(p)  Price. Each Shareholder understands that the price of the Exchange Shares offered hereby bear no relation to the assets, book value or net worth of the Parent and were determined arbitrarily by the Parent. Each Shareholder further understands that there is a substantial risk of further dilution on his or its investment in the Parent.

(q)  Full Disclosure. No representation or warranty made by any Shareholder to the Company and/or the Parent in this Agreement omits to state a material fact necessary to make the statements herein, in light of the circumstances in which they were made, not misleading. There is no fact known to any Shareholder that has specific application to the NCCAC Shares and that materially adversely affects or, as far as can be reasonably foreseen, materially threatens the NCCAC Shares that has not been set forth in this Agreement.

(r) Compliance Undertakings. Each Shareholder hereby acknowledges that he/she is acquainted with the requirements of Section 16 and Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations issued thereunder. Each Shareholder understands that, as a result of its acquisition of Shares, and in order to comply with Section 16 and Section 13(d) and the rules and regulations issued thereunder, each Shareholder may be required to file a report on Form 3 and a Schedule 13D and each such Shareholder hereby undertakes and agrees to make such filing in a timely manner if so required.

3.2  Representations and Warranties of the Parent. As an inducement to the Shareholders to enter into this Agreement and to consummate the transactions contemplated herein, the Parent represents and warrants to the Shareholders as follows, all of which are true and complete as of the date of this Agreement and as of the Closing, except to the extent set forth on a disclosure schedule attached hereto referencing the Section and paragraph number of the provision herein corresponding to such exception:

(a)  Organization of the Parent. The Parent is a corporation duly organized and validly existing and in good standing under the laws of the State of Nevada, and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Parent is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a material adverse effect on the business, operations, properties, prospects or condition (financial or otherwise) of the Parent. Parent has, prior to the execution of this Agreement, delivered to the Shareholders true and complete copies of its (i) Certificate of Incorporation with all amendments thereto; and (ii) By-laws, in each case as in effect on the date of Closing. Parent is not in default under or in violation of any provision of its Certificate of Incorporation or By-laws.

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(b)  Authority. (1) The Parent has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Exchange Shares, the Purchase Note, the S Tax Reimbursement Note and the Shareholder Note, each as described herein; (2) the execution and delivery of this Agreement by the Parent and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Parent or its Board of Directors or stockholders is required; and (3) this Agreement and the Purchase Note, the S Tax Reimbursement Note and the Shareholder Note, have been duly executed and delivered by the Parent and each constitutes a valid and binding obligation of the Parent enforceable against the Parent in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

(c)  SEC Documents. To the best of Parent's knowledge, the Parent has not provided to the Shareholders any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Parent, but which has not been so disclosed. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Parent included in the SEC Documents comply as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the Securities and Exchange Commission (the "SEC") or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (1) as may be otherwise indicated in such financial statements or the notes thereto or (2) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Parent as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

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(d)  Exemption from Registration; Valid Issuances. When issued and transferred as herein provided, the Exchange Shares shall be duly authorized, validly issued, fully paid, and nonassessable. Neither the sales of the Exchange Shares pursuant to, nor the Parent's performance of its obligations under, this Agreement shall (1) result in the creation or imposition of any liens, charges, claims or other encumbrances upon the Exchange Shares or any of the assets of the Parent, or (2) entitle the other holders of the common stock of the Parent to preemptive or other rights to subscribe to or acquire the Exchange Shares or other securities of the Parent.

(e)  No General Solicitation or Advertising in Regard to this Transaction. Neither the Parent nor any of its affiliates nor any person acting on its or their behalf (1) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to any of the Exchange Shares, or (2) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Exchange Shares under the Securities Act.

(f)  No Conflicts. The execution, delivery and performance of this Agreement by the Parent and the consummation by the Parent of the transactions contemplated hereby, including without limitation the issuance of the Exchange Shares, do not and will not (1) result in a violation of the Certificate of Incorporation or By-Laws of the Parent, or (2) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, instrument or any "lock-up" or similar provision of any underwriting or similar agreement to which the Parent is a party, or (3) result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Parent or by which any property or asset of the Parent is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a material adverse effect on the business, operations, properties, prospects or condition (financial or otherwise) of the Parent) nor is the Parent otherwise in violation of, conflict with or in default under any of the foregoing. The business of the Parent is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate do not and will not have a material adverse effect on the business, operations, properties, prospects or condition (financial or otherwise) of the Parent. The Parent is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Exchange Shares in accordance with the terms hereof (other than any SEC, NASD or state securities filings that may be required to be made by the Parent subsequent to the Closing, any registration statement that may be filed pursuant hereto, and any shareholder approval required by the rules applicable to companies whose common stock trades on the Over The Counter Bulletin Board); provided that, for purposes of the representation made in this sentence, the Parent is assuming and relying upon the accuracy of the relevant representations and agreements of the Shareholders herein.

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(g)  No Undisclosed Liabilities. The Parent has no liabilities or obligations that are material, individually or in the aggregate, and that are not disclosed in the SEC Documents or otherwise publicly announced, other than those incurred in the ordinary course of the Parent's businesses and which, individually or in the aggregate, do not or would not have a material adverse effect on the Parent.

(h)  No Undisclosed Events or Circumstances. No event or circumstance has occurred or exists with respect to the Parent or its businesses, properties, prospects, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Parent but which has not been so publicly announced or disclosed in the SEC Documents.

(i) Litigation and Other Proceedings. Except as may be set forth in the SEC Documents, there are no lawsuits or proceedings pending or to the best knowledge of the Parent threatened, against the Parent, nor has the Parent received any written or oral notice of any such action, suit, proceeding or investigation, which would have a material adverse effect on the business, operations, properties, prospects or condition (financial or otherwise) of the Parent. Except as set forth in the SEC Documents, no judgment, order, writ, injunction or decree or award has been issued by or, so far as is known by the Parent, requested of any court, arbitrator or governmental agency which would have a material adverse effect on the business, operations, properties, prospects or condition (financial or otherwise) of the Parent.

(j) Capitalization. Immediately prior to the Closing, the authorized capital stock of the Parent shall consist of: (i) a total of ten million (10,000,000) shares of preferred stock, par value $.001 per share, none of which are issued and outstanding; and (b) a total of one hundred million (100,000,000) shares of common stock, par value $.001 per share, of which 32,787,500 are issued and outstanding as of the Closing after giving effect to the issuance of shares hereof.  Immediately prior to the Closing, the Parent has issued and outstanding (i) options to purchase 550,000 shares of the Parent’s common stock with an exercise purchase price no less than $4.00 per share; and (ii) warrants that Parent has committed to issue to purchase up to 4,000,000 shares of the Parent’s common stock in favor of Palm Beach Multi-Strategy Fund L.P. (the "Lender") at an exercise purchase price of the lesser of $3.00 per share and a price per share equal to 75% of the publicly-traded market price for such shares. The Parent expects to adopt an equity incentive plan with a number of shares of Parent common stock authorized to be issued thereunder to be determined by the Board of Directors as customary and reasonable by reference to similarly-situated public companies. Except as contemplated by this Agreement, there are no other outstanding warrants, options, conversion privileges, preemptive rights, or other rights or agreements to purchase or otherwise acquire or issue any equity securities of the Parent as of the date of this Agreement.

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(k)  Full Disclosure. No representation or warranty made to any Shareholder by the Parent in this Agreement omits to state a material fact necessary to make the statements herein, in light of the circumstances in which they were made, not misleading. There is no fact known to the Parent that has specific application to the Exchange Shares and that materially adversely affects or, as far as can be reasonably foreseen, materially threatens the Exchange Shares that has not been set forth in this Agreement or otherwise disclosed in the Parent’s publicly available reports and disclosures filed with the U.S. Securities and Exchange Commission.

3.3  Representations and Warranties of the Company. As an inducement to the Shareholders to enter into this Agreement and to consummate the transactions contemplated herein, the Company represents and warrants to the Shareholders as follows, all of which are true and complete as of the date of this Agreement and as of the Closing, except to the extent set forth on a disclosure schedule attached hereto referencing the Section and paragraph number of the provision herein corresponding to such exception:

(a)  Organization of the Company. The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a material adverse effect on the business, operations, properties, prospects or condition (financial or otherwise) of the Company. Company has, prior to the execution of this Agreement, delivered to the Shareholders true and complete copies of its (i) Certificate of Incorporation with all amendments thereto; and (ii) By-laws, in each case as in effect on the date of Closing. Company is not in default under or in violation of any provision of its Certificate of Incorporation or By-laws.

(b)  Authority. (1) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Exchange Shares, the Purchase Note, the S Tax Reimbursement Note and the Shareholder Note, each as described herein; (2) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required; and (3) this Agreement and the Purchase Note, the S Tax Reimbursement Note and the Shareholder Note has been duly executed and delivered by the Company and each constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

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(c)  No General Solicitation or Advertising in Regard to this Transaction. Neither the Company nor any of its affiliates nor any person acting on its or their behalf (1) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to any of the Exchange Shares, or (2) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Exchange Shares under the Securities Act.

(d)  No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including without limitation the issuance of the Exchange Shares, do not and will not (1) result in a violation of the Certificate of Incorporation or By-Laws of the Company, or (2) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, instrument or any "lock-up" or similar provision of any underwriting or similar agreement to which the Company is a party, or (3) result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a material adverse effect on the business, operations, properties, prospects or condition (financial or otherwise) of the Company) nor is the Company otherwise in violation of, conflict with or in default under any of the foregoing. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate do not and will not have a material adverse effect on the business, operations, properties, prospects or condition (financial or otherwise) of the Company. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Exchange Shares in accordance with the terms hereof (other than any SEC, NASD or state securities filings that may be required to be made by the Company subsequent to the Closing, any registration statement that may be filed pursuant hereto, and any shareholder approval required by the rules applicable to companies whose common stock trades on the Over The Counter Bulletin Board); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Shareholders herein.

(e)  No Undisclosed Liabilities. The Company has no liabilities or obligations that are material, individually or in the aggregate, other than those incurred in the ordinary course of the Company's businesses and which, individually or in the aggregate, do not or would not have a material adverse effect on the Company.

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(f)  No Undisclosed Events or Circumstances. No event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced.

(g) Litigation and Other Proceedings. There are no lawsuits or proceedings pending or to the best knowledge of the Company threatened, against the Company, nor has the Company received any written or oral notice of any such action, suit, proceeding or investigation, which would have a material adverse effect on the business, operations, properties, prospects or condition (financial or otherwise) of the Company. No judgment, order, writ, injunction or decree or award has been issued by or, so far as is known by the Company, requested of any court, arbitrator or governmental agency which would have a material adverse effect on the business, operations, properties, prospects or condition (financial or otherwise) of the Company.

(h)  Full Disclosure. No representation or warranty made to any Shareholder by the Company in this Agreement omits to state a material fact necessary to make the statements herein, in light of the circumstances in which they were made, not misleading. There is no fact known to the Company that has specific application to the Exchange Shares and that materially adversely affects or, as far as can be reasonably foreseen, materially threatens the Exchange Shares that has not been set forth in this Agreement or otherwise disclosed in the Parent’s publicly available reports and disclosures filed with the U.S. Securities and Exchange Commission.

3.4 Representations and Warranties regarding NCCAC. As an inducement to the Company and the Parent to enter into this Agreement and to consummate the transactions contemplated herein, each of the Shareholders, jointly and severally, represent and warrant to the Company and the Parent as follows regarding matters pertaining to NCCAC, all of which are true and complete as of the date of this Agreement and as of the Closing, except to the extent set forth on a disclosure schedule attached hereto referencing the section and paragraph number of the provision herein corresponding to such exception:

(a)  Organization of NCCAC. NCCAC is a corporation duly organized and validly existing and in good standing under the laws of the state of Georgia, and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. NCCAC is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a material adverse effect on the business, operations, properties, prospects or condition (financial or otherwise) of NCCAC. NCCAC has, prior to the execution of this Agreement, delivered to the Company and the Parent true and complete copies of its (i) Certificate of Incorporation with all amendments thereto; and (ii) By-Laws, in each case as in effect on date of the Closing. NCCAC is not in default under or in violation of any provision of its Certificate of Incorporation or By-Laws

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(b)  Authority. (1) NCCAC has the requisite corporate power and authority to enter into and perform its obligations under this Agreement; (2) the execution and delivery of this Agreement by NCCAC and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of NCCAC or its Board of Directors or stockholders is required; and (3) this Agreement has been duly executed and delivered by NCCAC and constitutes a valid and binding obligation of NCCAC enforceable against NCCAC in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

(c)  Documents. NCCAC has not provided to the Company or the Parent any information that contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)  Issuances. The shares of NCCAC delivered hereto have been properly issued by NCCAC pursuant to applicable federal and state laws or exemption therefrom. When delivered as herein provided, the NCCAC Shares shall be duly authorized, validly issued, fully paid, and nonassessable. Neither the transfer of the NCCAC Shares pursuant to, nor the Company's or Parent’s performance of NCCAC obligations under, this Agreement shall (1) result in the creation or imposition of any liens, charges, claims or other encumbrances upon the NCCAC Shares or any of the assets of NCCAC, or (2) entitle the other holders of the NCCAC Shares to any rights to subscribe to or acquire any other NCCAC Shares or other securities of the Company or the Parent. The NCCAC Shares constitute all of the issued and all outstanding equity interests in NCCAC and there are no direct or indirect rights of any nature or kind issued or outstanding, contingent or otherwise, to acquire any NCCAC Shares, including, without limitation, no options, warrants or instruments convertible into NCCAC Shares.

(e)  No General Solicitation or Advertising in Regard to this Transaction. NCCAC, nor any of its affiliates nor any person acting on its or their behalf (1) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to any of the NCCAC Shares, or (2) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the NCCAC Shares under the Securities Act.

(f)  No Conflicts. Except as set forth on Exhibit I and Schedule 3.4(t), the execution, delivery and performance of this Agreement by NCCAC and the consummation by NCCAC of the transactions contemplated hereby, do not and will not (1) result in a violation of the Certificate of Incorporation or By-Laws of NCCAC, or (2) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any one or more agreements that individually or in the aggregate are material, indenture, instrument or any "lock-up" or similar provision of any underwriting or similar agreement to which NCCAC is a party, or (3) result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to NCCAC or by which any property or asset of NCCAC is bound or affected (except, in the case of (2) and (3), for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a material adverse effect on the business, operations, properties, prospects or condition (financial or otherwise) of NCCAC or its ability to consummate the transaction contemplated hereby) nor is NCCAC otherwise in violation of, conflict with or in default under any of the foregoing. The business of NCCAC is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate do not and will not have a material adverse effect on the business, operations, properties, prospects or condition (financial or otherwise) of NCCAC.

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(g)  No Undisclosed Liabilities. NCCAC has no liabilities or obligations that are material, individually or in the aggregate, and that are not disclosed in (i) the financial statements described in Section 3.4(j) of this Agreement; (ii) the releases attached as Exhibit F hereto; or (iii) as disclosed on Schedule 3.4(g) of this Agreement, other than those incurred in the ordinary course of NCCAC’s business and which, individually or in the aggregate, are not material to NCCAC. The minute books and other records of NCCAC contain a true and complete record, in all material respects, of all action taken at all meetings and by all written consents in lieu of meetings of directors, members, shareholders, the management committee or boards of directors, subcommittees and committees of the boards of directors of NCCAC.

(h)  No Undisclosed Events or Circumstances. Except as set forth on Schedule 3.4(h), no event or circumstance has occurred or exists with respect to NCCAC or its business, properties, prospects, operations or financial condition, that, under applicable law, rule or regulation, would require public disclosure under the Securities Act and/or Exchange Act if NCCAC were subject to the reporting requirements of Sections 13 or 15 of the Exchange Act that has not been disclosed in writing to the Company or the Parent.

(i) Litigation and Other Proceedings. Except as listed on Schedule 3.4(i), there are no lawsuits or proceedings pending or, to the best knowledge of the Shareholders or NCCAC threatened, against NCCAC, nor has NCCAC received any written or oral notice of any such action, suit, proceeding or investigation, which would have a material adverse effect on the business, operations, properties, prospects or condition (financial or otherwise) of NCCAC. No judgment, order, writ, injunction or decree or award has been issued by or, so far as is known by the Shareholders or NCCAC, requested of any court, arbitrator or governmental agency which would have a material adverse effect on the business, operations, properties, prospects or condition (financial or otherwise) of NCCAC or its ability to consummate the transaction contemplated hereby.

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(j) Validity of Financial Statements. The audited financial statements of NCCAC prepared by Rodefer Moss & Co, PLLC as of December 31, 2005, December 31, 2004 and December 31, 2003 are true and correct and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be otherwise indicated in such financial statements or the notes thereto) and fairly present in all material respects the financial position of NCCAC as of the dates thereof and the results of operations and cash flows for the periods then ended. The unaudited balance sheets and profit and loss statements for the six-month period ended June 30, 2006 and the months ended July 31, 2006 and August 31, 2006, which the Shareholders have delivered to the Company and the Parent fairly present in all material respects the financial position of NCCAC as of the dates thereof.

(k) No Competing Interests. Except with respect to the ownership interest in the Parent following the Closing and except as disclosed on Schedule 3.4(k), each of the Shareholders hereby represents and warrants to the Parent and the Company that neither such Shareholder, nor any affiliate, has any ownership or other interest in any business or activity that competes or can reasonably be expected to compete, directly or indirectly, with any business of the Company following the Closing. Except as disclosed on Schedule 3.4(k), each of the Shareholders hereby represents and warrants to Purchaser that neither he, she or it nor any affiliate, has or shares, any ownership or similar interest in any asset or property (including any intellectual property) that is being (or has been in the past 12-month period) used in connection with the operation of the business of NCCAC.

(l) Environmental, Health and Safety Matters. Except as set forth on Schedule 3.4(l):

(i) NCCAC is in compliance in all material respects with all Environmental Laws applicable to its business.

(ii) Neither Shareholders nor NCCAC has received any notice regarding any actual or alleged material violation of Environmental Laws including any investigatory, remedial or corrective obligations, arising under Environmental Laws.

“Environmental Laws” means all Laws and rules of common law pertaining to the environment, health and safety, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. § 9601 et seq.) (“CERCLA”), the Emergency Planning and Community Right to Know Act and the Superfund Amendments and Reauthorization Act of 1986, the Solid Waste Disposal Act (42 U.S.C. § 6901 et seq.), the Resource Conservation and Recovery Act of 1976, the Hazardous and Solid Waste Amendments Act of 1984, the Clean Air Act (42 U.S.C. § 7401 et seq.), the Clean Water Act (33 U.S.C. § 1251 et seq.), the Federal Water Pollution Control Act, the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Safe Drinking Water Act, the Occupational Safety and Health Act of 1970 (42 U.S.C. § 11001 et seq.), the Oil Pollution Act of 1990, the Hazardous Materials Transportation Act (49 U.S.C. § 1801 et seq.), and any similar or analogous statutes, regulations and decisional law of any governmental authority, as each of the foregoing may have been amended or supplemented.

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(m) Subsidiaries. NCCAC does not own or control, directly or indirectly, any corporation, partnership, association or business entity.

(n) Absence of Certain Changes and Events. Except as set forth on Schedule 3.4(n), since the end of the period covered by the audited financial statements for the year ended December 31, 2005, the business of NCCAC has been conducted only in the ordinary course consistent with prior practice and NCCAC has not: (a) transferred, leased or otherwise disposed of any of its assets or properties other than in the ordinary course of business; (b) waived, released or terminated any material rights, Claims, contracts or leases, as applicable; (c) suffered any material damage, destruction or loss, whether or not such damage, destruction or loss shall have been insured against; (d) suffered any material adverse change in the financial condition, properties or business; or (e) made or entered into any contract or commitment to make any capital expenditure in excess of $100,000. Except as set forth on Schedule 3.4(n), since August 31, 2006, there have not been any dividends or other distributions from NCCAC to any shareholder of NCCAC.

(o) Assets and Rights. There are no facts or conditions affecting the assets and properties of NCCAC which could, individually or in the aggregate, interfere in any material respect with the use, occupancy, or operation thereof as currently used, occupied or operated, or their adequacy for such use. Except as set forth on Schedule 3.4(o), NCCAC has good and marketable title to all assets and property owned by NCCAC, including, without limitation, all accounts receivable.

(p) Taxes.

(i) NCCAC has timely filed with the appropriate taxing authorities all tax returns required to have been filed by NCCAC on or before the Closing Date; each such tax return is true, correct and complete in all material respects; and all taxes of NCCAC that are required to have been paid on or before the Closing Date (whether or not shown on any tax return) have been timely paid in full.

(ii) Except as set forth on Schedule 3.4(p), there is no action, suit, proceeding, investigation, audit, claim or assessment pending or, to the knowledge of the Shareholders, threatened with respect to NCCAC with respect to a liability for taxes or with respect to any tax return. No deficiency for any tax has been assessed with respect to NCCAC which has not been paid in full.

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(q) Transactions with Certain Persons. Except as set forth on Schedule 3.4(q), no officer, member, manager or employee of NCCAC, nor any member of any such person’s family owns any assets used in or relating to the business of NCCAC (other than incidental personal office items) or is presently a party to any material transaction with NCCAC, including, but not limited to, any contract, agreement or other arrangement (a) providing for the furnishing of services by, (b) providing for the rental of real or personal property from, or (c) otherwise requiring payments to (other than for services as employees, officers or managers of NCCAC) such person.

(r)  Employees. Except as set forth on Schedule 3.4(r), there are no pension, retirement, profit-sharing, thrift-savings, deferred compensation, share bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, vacation plan, or other employee benefit plans or any other commitments, arrangements, promises or understandings with any employee as to salary or bonus, if applicable. NCCAC has complied in all material respects with all legal requirements relating to employment practices, terms and conditions of employment, equal employment opportunity, nondiscrimination, immigration, anti-harassment/retaliation and whistleblower retaliation protection, wages, hours, collective bargaining, the payment of social security and similar taxes and occupational safety and health requirements with respect to matters occurring on or before the Closing Date.

(s) Material Contracts. Each contract which would or could reasonably be expected to result in a payment by NCCAC to any third party in excess of $100,000 is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of NCCAC and any other party thereto, and to the knowledge of Shareholders neither NCCAC nor, any other party to such contract is, nor has received notice that it is, in violation or breach of or default under any such contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such contract).

(t) Permits. (i) NCCAC owns or validly holds all permits required to own and lease assets and properties of NCCAC and to conduct the business as currently being conducted; (ii) each such permit is valid, binding and in full force and effect; and (iii) except as set forth on Schedule 3.4(t) NCCAC is not and has not received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any such permit and after giving effect to the transactions contemplated hereby the Company shall be fully able to continue and conduct business in the ordinary course as previously conducted by NCCAC, subject to registration requirements under applicable state laws which may be attended to in due course following the Closing.

(u) Insurance. All liability, property, workers compensation, directors and officers liability and other insurance policies (including any self insurance programs, if any) currently in effect that insure the business of NCCAC or employees of NCCAC or affect or relate to the ownership, use or operation of any of the assets and properties of NCCAC (collectively, the “Insurance Policies”). Each of the Insurance Policies is valid and binding and in full force and effect, all premiums due thereunder have been paid when due and none of the Shareholders, NCCAC or the person to whom such policy has been issued has received any notice of cancellation or termination in respect of any such policy or is in default thereunder, and none of the Shareholders, NCCAC, or any person to whom such policy has been issued know of any reason or state of facts that could lead to the cancellation of the Insurance Policies. None of the Shareholders, NCCAC, or any person to whom such policy has been issued has failed to give any significant notice or present any significant claim under any of the Insurance Policies in due and timely fashion.

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(v) Employees. The Shareholders have provided the Company and the Parent with a complete and accurate list of all employees and sales persons currently employed or engaged by NCCAC, together with the position held by each such person, the amount of the annual compensation (separating base salary and other forms of compensation) of each such person. NCCAC has paid in full to such employees all wages, commissions, bonuses and other compensation for all services performed by them to date (other than amounts accrued since the end of the last pay period and bonuses accrued for the month of September) and NCCAC is not subject to any claim for non-payment or non-performance of any of the foregoing.

(w) Accounts Receivable. The accounts receivable carried in NCCAC’s books and records, including all retail installment sale contracts for vehicles originated by NCI: (i) are valid; (ii) have arisen solely out of bona fide performance of services and other business transactions in the ordinary course of business consistent with past practice, in each case, with persons other than affiliates; (iii) are not subject to any prior lien and are not subject to valid defenses, set-offs or counterclaims, and there are no refunds, discounts or other adjustments payable in respect of such accounts receivable; and (iv) are collectable in accordance with their terms, subject to the historical bad debt expense incurred by NCCAC.

(x) Bank Accounts; Signatories. Schedule 3.4(x) sets forth (i) a complete and accurate list of all signatories of any and all bank accounts of, for or in the name of, NCCAC and a list of all authorized signatories for each, and (ii) a list of all credit cards in the name of NCCAC that are used by the Shareholders or any of their affiliates or relatives.

3.5 Indemnification.

(a) The Shareholders shall jointly and severally indemnify and hold harmless the Company and the Parent and the officers, directors, agents, affiliates, representatives and the respective successors and assigns of the Company and the Parent from and against any and all damages, losses, liabilities, taxes and costs and expenses (including, without limitation, attorneys' fees and costs) resulting directly or indirectly from (i) any inaccuracy, misrepresentation, breach of warranty or non-fulfillment of any of the representations and warranties of the Shareholders in this Agreement, or any actions, omissions or statements of fact inconsistent with in any material respect any such representation or warranty, (ii) any failure by the Shareholders to perform or comply with any agreement, covenant or obligation in this Agreement.

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(b) The Company and Parent shall jointly and severally indemnify and hold harmless NCCAC and the Shareholders’ and their respective agents, affiliates, representatives and respective successors and assigns from and against any and all damages, losses, liabilities, taxes and costs and expenses (including, without limitation, attorneys' fees and costs) resulting directly or indirectly from (i) any inaccuracy, misrepresentation, breach of warranty or non-fulfillment of any of the representations and warranties of the Company or Parent in this Agreement, or any actions, omissions or statements of fact inconsistent with in any material respect any such representation or warranty, (ii) any failure by the Company or Parent to perform or comply with any agreement, covenant or obligation in this Agreement.

(c) Rules Regarding Indemnification. The obligations and liabilities of each party which may be subject to indemnification liability hereunder (the “indemnifying party”) to the other party (the “indemnified party”) shall be subject to the following terms and conditions:

(i) Claims by Non-Parties. The indemnified party shall give written notice within a reasonably prompt period of time to the indemnifying party of any written claim by a third party which is likely to give rise to a claim by the indemnified party against the indemnifying party based on the indemnity agreements contained in this Section, stating the nature of said claim and the amount thereof, to the extent known. The indemnified party shall give notice to the indemnifying party that pursuant to the indemnity, the indemnified party is asserting against the indemnifying party a claim with respect to a potential loss from the third party claim, and such notice shall constitute the assertion of a claim for indemnity by the indemnified party. If, within thirty (30) days after receiving such notice, the indemnifying party advises the indemnified party that it will provide indemnification and assume the defense at its expense, then so long as such defense is being conducted, the indemnified party shall not settle or admit liability with respect to the claim and shall afford to the indemnifying party and defending counsel reasonable assistance in defending against the claim. If the indemnifying party assumes the defense, counsel shall be selected by such party and if the indemnified party then retains its own counsel, it shall do so at its own expense. If the indemnified party does not receive a written objection to the notice from the indemnifying party within thirty (30) days after the indemnifying party’s receipt of such notice, the claim for indemnity shall be conclusively presumed to have been assented to and approved, and in such case the indemnified party may control the defense of the matter or case and, at its sole discretion, settle or admit liability. If within the aforesaid thirty (30) day period the indemnified party shall have received written objection to a claim (which written objection shall briefly describe the basis of the objection to the claim or the amount thereof, all in good faith), then for a period of ten (10) days after receipt of such objection the parties shall attempt to settle the dispute as between the indemnified and indemnifying parties.

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(ii) Claims by a Party. The determination of a claim asserted by a party hereunder (other than as set forth in section (a) above) pursuant to this Section shall be made as follows: The indemnified party shall give written notice within a reasonably prompt period of time to the indemnifying party of any claim by the indemnified party which has not been made pursuant to subsection (a) above, stating the nature and basis of such claim and the amount thereof, to the extent known. The claim shall be deemed to have resulted in a determination in favor of the indemnified party and to have resulted in a liability of the indemnifying party in an amount equal to the amount of such claim estimated pursuant to this paragraph if within forty-five (45) days after the indemnifying party’s receipt of the claim the indemnified party shall not have received written objection to the claim. In such event, the claim shall be conclusively presumed to have been assented to and approved. If within the aforesaid forty-five (45) day period the indemnified party shall have received written objection to a claim (which written objection shall briefly describe the basis of the objection to the claim or the amount thereof, all in good faith), then for a period of sixty (60) days after receipt of such objection the parties shall attempt to settle the disputed claim as between the indemnified and indemnifying parties.

(iii) If the Closing occurs, no party shall have any liability (for indemnification or otherwise) with respect to any representation or warranty or any covenant or obligation to be performed or complied with prior to the Closing Date (other than representations with respect to taxes and any cases involving fraud) unless on or before May 31, 2009, the indemnified party notifies the indemnifying party of a claim specifying the factual basis of the claim as set forth in subparagraph (i) and (ii) of this Paragraph (c).

4. Stock Legend.

Each certificate representing the Exchange Shares shall be stamped or otherwise imprinted with legends substantially in the following form (in addition to any legend required by applicable state securities or "blue sky" laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT (1)(A) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE ACT (IF AVAILABLE) OR ANOTHER THEN AVAILABLE EXEMPTION UNDER THE ACT AND STATE SECURITIES LAWS, OR (B) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE ACT OR ANY APPLICABLE STATE LAWS, AND WHEREIN MANCHESTER INC. SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED, OR (C) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); AND (2) PRIOR TO ANY SUCH TRANSFER, IT WILL FURNISH TO MANCHESTER INC. AND THE TRANSFER AGENT FOR THE COMMON STOCK SUCH CERTIFICATIONS, LEGAL OPINIONS, OR OTHER INFORMATION AS MANCHESTER INC. OR SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT OR STATE SECURITIES LAWS; AND (3) IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITIES EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. FURTHERMORE, HEDGING TRANSACTIONS INVOLVING THE SECURITIES EVIDENCED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

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The Parent agrees to reissue certificates representing any of the Exchange Shares without the legend set forth above if at such time, prior to making any transfer of any such Exchange Shares, such holder thereof shall give written notice to the Parent describing the manner and terms of such transfer and removal as the Parent may reasonably request. Such proposed transfer and removal will not be effected until: (a) either (i) the Parent has received an opinion of counsel reasonably satisfactory to the Parent, to the effect that the registration of the Exchange Shares under the Securities Act is not required in connection with such proposed transfer; (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Parent with the Commission and has become effective under the Securities Act; (iii) the Parent has received other evidence reasonably satisfactory to the Parent that such registration and qualification under the Securities Act and state securities laws are not required; or (iv) the holder provides the Parent with reasonable assurances that such security can be sold pursuant to Rule 144 under the Securities Act; and (b) either (i) the Parent has received an opinion of counsel reasonably satisfactory to the Parent, to the effect that registration or qualification under the securities or "blue sky" laws of any state is not required in connection with such proposed disposition; or (ii) compliance with applicable state securities or "blue sky" laws has been effected or a valid exemption exists with respect thereto. The Parent will respond to any such notice from a holder within five (5) business days. In the case of any proposed transfer under this section, the Parent will use reasonable efforts to comply with any such applicable state securities or "blue sky" laws, but shall in no event be required, (x) to qualify to do business in any state where it is not then qualified; (y) to take any action that would subject it to tax or to the general service of process in any state where it is not then subject; or (z) to comply with state securities or “blue sky” laws of any state for which registration by coordination is unavailable to the Parent. The restrictions on transfer contained in this section shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Agreement. Whenever a certificate representing the Exchange Shares is required to be issued to a purchaser without a legend, in lieu of delivering physical certificates representing the Exchange Shares, provided the Parent's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, the Parent shall use its commercially reasonable efforts to cause its transfer agent to electronically transmit the Exchange Shares to a purchaser by crediting the account of such purchaser's Prime Broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system (to the extent not inconsistent with any provisions of this Agreement).

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5. Registration.

(a) The Parent and the Shareholders agree that if at any time after the date hereof the Parent shall propose to file a registration statement with respect to any of its common stock on a form suitable for a secondary offering, it will give notice in writing to such effect to the Shareholders at least thirty (30) days prior to such filing, and, at the written request of the Shareholders, made within ten (10) days after the receipt of such notice, will include therein at the Parent's cost and expense (including the reasonable fees and expenses of one counsel to all such holder(s), but excluding underwriting discounts, commissions and filing fees attributable to the common stock included therein) such of the Exchange Shares as the Shareholders shall request; provided, however, that if the offering being registered by the Parent is underwritten and if the representative of the underwriters certifies in writing that the inclusion therein of the Exchange Shares would materially and adversely affect the sale of the securities to be sold by the Parent thereunder, then the Parent shall be required to include in the offering only that number of securities, including the Exchange Shares, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rate among all selling holders of shares according to the total amount of securities entitled to be included therein owned by each selling holder of shares, but in no event shall the total amount of Exchange Shares included in the offering be less than the number of securities included in the offering by any other single selling holder of shares unless all of the Exchange Shares are included in the offering).

(b) After the date hereof, the Parent shall not grant to any holder of securities of the Parent any registration rights which have a priority greater than those granted to Shareholders without the prior written consent of Shareholders.

(c) The Parents obligations under Section 5(a) above with respect to the Exchange Shares are expressly conditioned upon the Shareholders furnishing to the Parent in writing such information concerning the Shareholders as the Parent shall reasonably request for inclusion in the registration statement. If any registration statement including any of the Exchange Shares is filed, the Parent shall indemnify the Shareholders from any loss, claim, damage or liability arising out of, based upon or in any way relating to any untrue statement of a material fact contained in such registration statement or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except for any such statement or omission based on information furnished in writing by the Shareholders expressly for use in connection with such registration statement; and the Shareholders shall indemnify the Parent (and each of its officers and directors who has signed such registration statement, each director, each person, if any, who controls the Parent within the meaning of the Securities Act, each underwriter for the Parent and each person, if any, who controls such underwriter within the meaning of the Securities Act) and each other such Shareholders against any loss, claim, damage or liability arising from any such statement or omission which was made in reliance upon information furnished in writing to the Parent by the Shareholders expressly for use in connection with such registration statement.

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6. Rights of Co-Sale.

(a) No officer or director of the Parent (each, a "Key Shareholder") shall enter into any private transaction that would result in the sale by it of any securities of the Parent now or hereafter owned by it, unless prior to such sale such Key Shareholder shall give written notice (the "Co-Sale Notice") to the Shareholders addressed and delivered as set forth in Section 8(a) hereof, of its intention to effect such sale in order that the Shareholders may exercise its rights under this Section 6 as hereinafter described. Such notice shall set forth (i) the number of securities to be sold by such Key Shareholder, (ii) the principal terms of the sale, including the price at which the securities are intended to be sold, and (iii) an offer by such Key Shareholder to use its best efforts to cause to be included with the securities to be sold by its in the sale, on a securities-by-securities basis and on the same terms and conditions, the Exchange Shares issuable or issued to the Shareholders pursuant to this Agreement. For purposes of clarity, the foregoing provisions of this Section 6 shall not apply to any public market sales of securities, including, without limitation, any transactions executed within the scope of Rule 144. Notwithstanding the foregoing, this Section 6 shall not apply to any transfers by any Key Shareholder for estate planning purposes to: (i) a trust for the benefit of such Key Shareholder or the Key Shareholder's spouse or issue; or (ii) to a family partnership, limited liability company or similar entity of which the members are the foregoing persons.

(b) If Shareholders have not accepted such offer in writing within a period of ten (10) days from the date of receipt of the Co-Sale Notice, the such Key Shareholder shall thereafter be free for a period of ninety (90) days to sell the number of securities specified in the Co-Sale Notice, at a price no greater than the price set forth in the Co-Sale Notice and on otherwise no more favorable terms to such Key Shareholder than as set forth in the Co-Sale Notice, without any further obligation to Shareholders in connection with such sale. In the event that such Key Shareholder fails to consummate such sale within such ninety (90) day period, the Shareholders specified in the Co-Sale Notice shall continue to be subject to this Section 6.

(c) If Shareholders accept such offering in writing within a ten (10) day period, then such acceptance shall be irrevocable unless Key Shareholder shall be unable to cause to be included in his sale the number of Exchange Shares held by Shareholders and set forth in the written acceptance. In the event, such Key Shareholder and Shareholders shall participate in the sale equally, with such Key Shareholder and Shareholders each selling half the number of such securities to be sold in the sale.

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7. Preemptive Rights.

(a) Subject to the terms and conditions contained in this Section 7, the Parent hereby grants to Shareholders a right of first offer with respect to future sales of shares ("New Issues") by the Parent. Shareholders shall be entitled to purchase such number of shares in each New Issue that is determined by multiplying the total number of shares in each New Issue by a fraction, the numeration of which is the number of Exchange Shares and the denominator of which is the total number of shares then held by all holders of shares as a group on a fully diluted basis.

(b) Each time the Parent proposes to offer shares or securities convertible into shares for sale, the Parent shall first make an offering of such securities to the Shareholders by delivering to Shareholders a notice ("Offering Notice") stating (i) its bona fide intention to offer such securities, (ii) the number of securities proposed to be offered, and (iii) the price and terms upon which it proposes to offer such securities.

(c) Within fourteen (14) calendar days following the delivery of the Offering Notice, Shareholders may elect to purchase or obtain, at the price and upon the terms specified in the Offering Notice, that number of shares of the New Issue determined as provided in Section 7(a), by written notice of acceptance ("Acceptance Notice") to the Parent.

(d) The right of the first offer in this Section 7 shall not be applicable (a) to the issuance or sale of securities, or options therefor, pursuant to a bonus or option plan, or otherwise pursuant to the employment terms of an officer or employee, approved by the Parent's Board of Directors, or (b) to the issuance of securities in connection with a bona fide business acquisition of or by the Parent, whether by merger, consolidation, sale of assets, exchange of stock or otherwise.

8. Taxes.

(a) The parties acknowledge that NCCAC has elected to be treated as "S" Corporation under the provisions of Section 1361 of the Code with the result that the taxable income of NCCAC ("S Income") is taxed to the Shareholders for both federal and state income tax purposes. The Shareholders have computed that the sum of $1,577,785.00 is the aggregate estimated amount necessary to reimburse the Shareholders for all state and federal income taxes ("S Taxes") payable by the Shareholders with respect to NCI and NCCAC for the year ending December 31, 2005 and for the partial year ending as of the date of Closing by reason of the Shareholders reporting the S Income on their personal federal and state income tax returns ("Tax Amount"). At the Closing, the Parent and Company shall deliver to Shareholders the S Tax Taxes Reimbursement Note attached as Exhibit B hereto (the “S Tax Reimbursement Note”) in an amount equal to the Tax Amount. After the Shareholders have prepared their federal and state income tax returns for the years ending December 31, 2005 and for December 31, 2006, and the S Taxes attributable to the S Income are computed in accordance with the procedure set forth in subparagraph (b) of this Section 8, if the amount paid pursuant to the S Tax Reimbursement Note was not sufficient to fully reimburse the Shareholders for the total amount of the S Taxes, the Company shall make an additional distribution to the Shareholders in the amount of the deficiency: and if the amount paid pursuant to the S Tax Reimbursement Note was in excess of the actual S Taxes, the Shareholders shall reimburse the Company such excess amount.

25

(b) For purposes of computing the amount of the S Taxes payable by the Shareholders, the Shareholders shall prepare their tax returns for the years ending December 31, 2005 and December 31, 2006 first with the inclusion of the S Income and next with the exclusion of the S Income and the difference of tax liabilities as shown on the respective returns shall be deemed to be the S Taxes.

(c) In the event that the federal or state income tax returns for NCCAC for the years ending December 31, 2005 or December 31, 2006 are audited by the Internal Revenue Service or by any state revenue department and in the event adjustments are made on such tax returns by reason of such audits with the result that the Shareholders owe additional S Taxes, the Company covenants and agrees to promptly pay to the Shareholders an amount equal to the increase in the S Taxes. In the event the adjustments made on such tax returns by reason of such audits result in the S Taxes being reduced, the Shareholders covenant and agree to promptly refund to the Company funds in amount equal to the reduction in the S Taxes.

(d) The Company and NCCAC agree to make available to the Shareholders, upon request from the Shareholders, all books and records of the Company and NCCAC that the Shareholders may need in order to complete their December 31, 2005 and December 31, 2006 federal and state income tax returns and or to respond to any inquiries from any governmental authority relating to the tax returns or the operations of NCCAC prior to the Closing.

(e) Notwithstanding anything to the contrary herein, any and all such tax reimbursement obligations to the Shareholders on the part of the Company and NCCAC shall be reduced dollar-for-dollar to the same and full extent of any and all cash distributions and/or cash withdrawals made by any and all of the Shareholders with respect to the year ending December 31, 2005 and through the partial year ended for 2006 through the Closing Date other than distributions made to the Shareholders as employees (both salary and bonus) or distributions made to the Shareholders as repayment of Shareholder loans to NCCAC.

9. Broker. The parties acknowledge that H&H Associates ("Broker") is entitled to a brokerage commission/finder's fee as a result of the transactions contemplated by this Agreement, and upon the Closing, the Company and Parent hereby agree to pay to Broker the sum of One Hundred Twenty-five Thousand Dollars ($125,000.00) in cash and Parent agrees to distribute to Broker that number of shares of the Parent's common stock which shall be equal to $125,000 as determined by reference to the Exchange Shares Stock Price; provided that the Broker confirms in writing that the Broker is an accredited investor, as that term is defined in Rules and Regulations of the Securities Act by reason of Rule 501(a)(3) and Broker completes such investment questionnaires and other written documentation as is reasonably requested by the Parent.

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10.  Miscellaneous.

(a)  Notices. All notices or other communications required or permitted hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given (i) if by personal delivery, when so delivered; (ii) if mailed, three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below; or (iii) if sent through an overnight delivery service in circumstances to which such service guarantees next day delivery, the day following being so sent to the address of the intended recipient as first set forth above. Any party may change the address to which notices and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

Notice Address of Parent:	Manchester, Inc.
100 Crescent Court, 7th Floor
Dallas, Texas 75201
Attn: Richard D. Gaines
Corporate Secretary

Notice Address of Company:	Nice Cars Acceptance Acquisition Corp.
100 Crescent Court, 7th Floor
Dallas, Texas 75201
Attn: Richard D. Gaines
Corporate Secretary

Notice Address of NCCAC:	Nice Cars Capital Acceptance Corporation
990 Battlefield Parkway
Fort Oglethorpe, Georgia 30742
Attn: Ray Lyle

Notice Address of Shareholders:	Ray Lyle and Victoria Lyle
1600 Cannon Drive
Fort Oglethorpe, Georgia 30742

(b)  Choice of Law. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of New York and the federal laws of United States applicable therein, without giving effect to principles of conflicts of law.

(c)  Jurisdiction. The parties hereby irrevocably consent to the in personam jurisdiction of the state or federal courts located in the State of New York, in connection with any action or proceeding arising out of or relating to this Agreement or the transactions and the relationships established thereunder. The parties hereby agree that such courts shall be the venue and exclusive and proper forum in which to adjudicate such matters and that they will not contest or challenge the jurisdiction or venue of these courts.

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(d)  Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties in respect of the transactions contemplated hereby and supersedes all prior and contemporaneous agreements, arrangements and understandings of the parties relating to the subject matter hereof. No representation, promise, inducement, waiver of rights, agreement or statement of intention has been made by any of the parties which is not expressly embodied in this Agreement, such other agreements, notes or instruments related to this transaction executed simultaneously herewith, or the written statements, certificates, schedules or other documents delivered pursuant to this Agreement or in connection with the transactions contemplated hereby.

(e)  Assignment. Each party's rights and obligations under this Agreement shall not be assigned or delegated, by operation of law or otherwise, without the other party's prior consent, and any such assignment or attempted assignment shall be void, of no force or effect, and shall constitute a material default by such party.

(f)  Amendments. This Agreement may be amended, modified, superseded or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by each party, in the case of a waiver, by the party waiving compliance.

(g)  Waivers. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any party of any condition, or the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other term, covenant, representation or warranty of this Agreement.

(h) Further Assurances. The parties shall from time to time do and perform such additional acts and execute and deliver such additional documents and instruments as may be required or reasonably requested by any party to establish, maintain or protect its rights and remedies or to effect the purposes of this Agreement. The Shareholders will assist the Company and the Parent, in each case at no cost to Shareholders, to obtain all necessary permits that require registration of the business of NCCAC as conducted immediately prior to the Closing in respect of continuation of such ordinary course of business following the Closing.

(i) Counterparts; Interpretation.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.  All references to “material” or “materiality” herein shall refer to matters, understandings, agreements, actions, courses of dealing, courses of operations, or events, which individually or in the aggregate exceed $200,000. All references to “knowledge” means those facts or circumstances actually known after due inquiry.  No ambiguity in any provision hereof shall be construed against parties by reason of the fact it was drafted by such party or its counsel. References to “including” means including without limiting the generality of any description preceding such term.  Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the parties any rights or remedies under or by reason of this Agreement.

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(j) Acceptance by Fax. This Agreement shall be accepted, effective and binding, for all purposes, when the parties shall have signed and transmitted to each other, by telecopier or otherwise, copies of the signature pages hereto.

(k) Binding Effect; Benefits. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the parties hereto, and their respective heirs, legal representatives, successors and permitted assigns, any rights, remedies, obligations or liabilities under, in connection with or by reason of this Agreement.

(l) Reporting. The Shareholders and NCCAC acknowledge that the Parent is a public Company subject to U.S. Federal securities laws. The Shareholders and NCCAC acknowledge that they will not engage in any trading in the Parent’s securities until after public announcement of the acquisition in form and date to be mutually agreed upon by the Shareholders and the Parent. The Shareholders furthermore agree to use commercially reasonable efforts to promptly comply and assist the Parent with any and all requests for information as necessary to comply with the Parent’s filing requirements with the U.S. Securities and Exchange Commission and the Parent’s public reporting obligations.

29

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first set forth above.

MANCHESTER INC.

By:	/s/ Richard Gaines
Name: Richard Gaines
Title: Corporate Secretary

NICE CARS ACCEPTANCE ACQUISITIONCO, INC.

By:	/s/ Richard Gaines
Name: Richard Gaines
Title: Corporate Secretary

NICE CARS CAPITAL ACCEPTANCE CORPORATION

By:	/s/ Ray Lyle
Name: Ray Lyle
Title: President

SHAREHOLDERS OF NICE CARS CAPITAL ACCEPTANCE CORPORATION

/s/ Ray Lyle
Ray Lyle

/s/ Victoria Lyle
Victoria Lyle

INDEX TO EXHIBITS AND SCHEDULES

EXHIBIT A PURCHASE NOTE

EXHIBIT B S TAX REIMBURSEMENT NOTE

EXHIBIT C SHAREHOLDER NOTE

EXHIBIT D [INTENTIONALLY OMITTED]

EXHIBIT E LIST OF AMOUNTS TO BE PAID TO SHAREHOLDERS AT CLOSING

EXHIBIT F LIST OF RELEASES / CONSENTS / TERMINATIONS NEEDED AT CLOSING

EXHIBIT G WUERSCH & GERING, LLP - OPINION LETTER

EXHIBIT H CHAMBLISS, BAHNER & STOPHEL, P.C. - OPINION LETTER

EXHIBIT I CONFLICTS

EXHIBIT J REQUIRED CONSENT

EXHIBIT K [INTENTIONALLY OMITTED]

SCHEDULE 3.4(G) LIABILITIES AND OBLIGATIONS

SCHEDULE 3.4(H) NO UNDISCLOSED EVENTS OR CIRCUMSTANCES

SCHEDULE 3.4(I) LITIGATION AND OTHER PROCEEDINGS

SCHEDULE 3.4(K) COMPETING INTERESTS

SCHEDULE 3.4(L) ENVIRONMENTAL MATTERS

SCHEDULE 3.4(N) ABSENCE OF CERTAIN CHANGES AND EVENTS

SCHEDULE 3.4(O) ASSETS AND RIGHTS

SCHEDULE 3.4(P) TAXES

SCHEDULE 3.4(Q) TRANSACTION WITH CERTAIN PERSONS

SCHEDULE 3.4(R) EMPLOYEE PLANS

SCHEDULE 3.4(T) PERMITS

SCHEDULE 3.4(X) BANK ACCOUNTS AND CREDIT CARDS

ANNEX A PLAN AND AGREEMENT OF MERGER OF FOREIGN CORPORATION INTO DELAWARE CORPORATION

EXHIBIT A

PURCHASE NOTE

EXHIBIT B

S TAX REIMBURSEMENT NOTE

EXHIBIT C

SHAREHOLDER NOTE

EXHIBIT D

[INTENTIONALLY OMITTED]

EXHIBIT E

LIST OF AMOUNTS TO BE
PAID TO SHAREHOLDERS AT CLOSING

1. Raymond A. Lyle and Victoria E. Lyle - $627,542.77

EXHIBIT F

LIST OF RELEASES / CONSENTS / TERMINATIONS
NEEDED AT CLOSING

1. Gateway Bank and Trust Company - Account No. [ * ]

(a)  Loan in the name of Nice Cars, Inc. and personally guaranteed by Raymond A. Lyle, Sr.
(b) Line of Credit in the amount of [ * ]
(c)  Current Balance - [ * ] paid at Closing.

2. New South Federal Savings Bank - Account No. [ * ]

(a)  Loan in the name of Nice Cars, Inc. and personally guaranteed by Raymond A. Lyle, Sr.
(b) Floor Plan Arrangement in the amount of [ * ]
(c) Current Balance - $0

3. Leedom Financial Services, Inc.

(a) Commitment to participate in installment contracts
(b) Dated 01/13/05
(c)  Approximate balance (09/25/05) - [ * ] - does not include interest rebate or any prepayment penalties - per diem - [ * ]
(d)  Financial Covenant (Section 12.6.18) "the control and ownership of the Seller (NCCAC) and Dealer (Nice Cars) shall remain unchanged"
(e)  Additional Covenant (Section 15.2) "neither Dealer nor Seller may consolidate with or merge into any corporation or other entity or transfer its property substantially as an entirety to any person unless the successor party unless" the surviving entity agrees to be bound by the Leedom financial documents.
(f)  Prepayment penalty (Section 19.1) - [ * ] percent [ * ]% of Commitment Amount - not the amount outstanding. Original Commitment Amount per document was [ * ] and per memo from Ray Lyle to Marvin Keith dated 12/13/05, Commitment Amount had been increased to [ * ].

4. Larry Martin - Lease

(a) Lease in the name of Ray Lyle d/b/a Nice Cars
(b) Location - Rome
(c) Date of Lease 10/03/02 as amended by Lease Amendment dated 08/25/04
(d) Term of Lease expires 10/31/10

(e) Rent $[ * ] per month
(f) No assignment or subletting without consent of Lessor

5. Larry Martin - Lease

(a) Lease in the name of Ray Lyle d/b/a Nice Cars
(b) Location - New Fort Oglethorpe lot
(c) Date of Lease 03/16/04
(d) Term of Lease expires 06/30/11 with two (2) five (5) year options
(e) Rent $[ * ] per month for the first 4 years, $[ * ] per month the last 3 years
(f) No assignment or subletting without prior written consent of Lessor

6. DH Howard Estate - Lease

(a) Lease in the name of Nice Cars, Inc.
(b) Location - Dalton
(c) Date of Lease 07/23/03
(d) Term of Lease expires 07/31/08
(e) Rent $[ * ] per month - Annual CPI adjustment
(f) No assignment or subletting without prior consent of Lessor
(g) Signed individually by Ray Lyle

7. RN Blevins - Lease

(a) Lease in the name of Nice Cars, Inc.
(b) Location - Hixson
(c) Date of Lease 07/30/02 as amended by Amendment to Lease dated 08/14/04
(d)  Term of Lease expires 07/31/07 with one (1) five (5) year option (rent increases to $[ * ] per month)
(e) Rent $[ * ] per month + payment of increase in taxes
(f) No assignment of subletting without consent of Lessor
(g) Personal guaranty of Ray Lyle

8. Village Developers - Lease

(a) Lease in the name of Ray Lyle for Nice Cars, Inc.
(b) Location - Corporate Headquarters
(c) Date of Lease 01/02/05
(d)  Term of Lease expires 01/31/08 with one (1) three (3) year option (rent increase to $[ * ] per month)
(e) Rent $[ * ] per month
(f) No assignment or subletting without consent of Lessor

9. Acuff Group, LLC - Lease

(a) Lease in the name of Nice Cars, Inc.
(b) Location - Kimball
(c) Date of Lease 06/01/03
(d) Term of Lease expires 05/31/05 with five (5) one (1) year option
(e) Rent $[ * ] per month
(f)  Sublease to Phillip Patrick effective 08/01/05 at $[ * ] per year annual rent - sublease specifically does not release Nice Cars, Inc. from its lease obligation
(g)  No record of personal guaranty

10. TNHJ Properties - Lease

(a) Lease in the name of Nice Cars, Inc.
(b) Location 5701 - 5703 Ringgold Road
(c) Date of Lease 12/18/03
(d)  Term of Lease expires 12/31/09 with three (3) five (5) year options (rent increasing during each renewal option)
(e) Rent $[ * ] per month
(f) No assignment or subletting without consent of Lessor
(g) Personal Guaranty of Ray Lyle

11. Harmon - Lease

(a) Lease in the name of Nice Cars, Inc.
(b) Location - Storage lot / Lakeview Drive
(c) Date of Lease 03/01/04
(d)  Term of Lease expires 02/28/05 with five (5) one (1) year options
(e) Rent $[ * ] per month
(f) No assignment or subletting without consent of Lessor
(g) No record of personal guaranty

12. Adams - Lease

(a) Lease in the name of Nice Cars, Inc.
(b) Location 1421 Lafayette Road, Rossville, Georgia
(c) Date of Lease 05/22/01
(d)  Term of Lease expires 06/01/06
(e) Rent $[ * ] per month
(f) No assignment or subletting without prior written consent of Lessor
(g) No record of personal guaranty

13. Davis - Lease

(a) Lease in the name of Nice Cars, Inc.
(b) Location - Fort Oglethorpe
(c) Date of Lease 06/01/01
(d)  Term of Lease expires 05/31/06
(e) Rent $[ * ] per month
(f) Illegible
(g) No record of personal guaranty

14. Danneman Sublease - Land:

(a) Lease in the name of Nice Cars, Inc. and Nice Cars Capital Acceptance Corporation
(b) Location - Marietta, Georgia
(c) Date of lease - July 11, 2006
(d) Term of lease expires July 31, 2010 - One 36 month option
(e) Rent - $[ * ] per month
(f) Subject to terms of original lease, original lease not attached to sublease
(g) No record of personal guaranty

15. Danneman Sublease - Building:

(a) Lease in the name of Nice Cars, Inc. and Nice Cars Capital Acceptance Corporation
(b) Location - Marietta, Georgia
(c) Date of lease - July 7, 2006
(d) Term of lease - month to month until sublessee gives sublessor 30 days notice of termination
(e) Rent - $[ * ] per month
(f) Subject to terms of original lease, original lease not attached to sublease
(g) No record of personal guaranty

16. ADT Automotive - Baltimore / Washington Auto Exchange

(a) Personal Guaranty of Ray Lyle dated 10/12/98
(b) Guarantee of financial obligations and odometer disclosure statements
(c) Current obligation per Ray Lyle - $0

17. Bel Air Auto Auction

(a) Personal Guaranty of Ray Lyle dated 05/27/98
(b) Guarantee of financial obligations and Guarantee's title to each vehicle
(c) Current obligation per Ray Lyle - $0

18. ABC - REDTOP Auto Auction

(a) Personal Guaranty of Ray Lyle dated 12/16/05
(b)  Guarantee of financial obligations and completeness and accuracy of each odometer disclosure statement
(c) Current obligation per Ray Lyle - $0

19. PADE - Pennsylvania Auto Dealers Exchange, Inc.

(a) Authorization to Buy and Sell at PADE
(b) Authorization and Disclaimer
(c)  "Dealership agrees to provide to subscribing auto auction and/or auction access on a timely basis any significant changes relative to their business including to but not limited to information regarding licensees, banks and dealer representatives"
(d)  Current obligation per Ray Lyle - $0

20. Wells Fargo Financial - Account No. [ * ]

(a) Equipment Lease for surveillance equipment
(b) Lease dated 12/03/03
(c) Payments - 60 monthly payments of $1,315 per month
(d) Assignment provision - Nice Cars has "no right to sell, transfer, assign or sublease the equipment or this Lease"

EXHIBIT G

WUERSCH & GERING, LLP - OPINION LETTER

EXHIBIT H

CHAMBLISS, BAHNER & STOPHEL, P.C. - OPINION LETTER

EXHIBIT I

CONFLICTS

1. All items listed on Exhibit F to this Share Purchase and Exchange Agreement.

2. All items listed on Schedule 3.4(t) to this Share Purchase and Exchange Agreement.

EXHIBIT J

REQUIRED CONSENT

1. All items listed on Exhibit F to this Share Purchase and Exchange Agreement.

2. All items listed on Schedule 3.4(t) to this Share Purchase and Exchange Agreement.

EXHIBIT K

[INTENTIONALLY OMITTED]

Schedule 3.4(g)

LIABILITIES AND OBLIGATIONS

1.	All items listed on Exhibit F to the Share Purchase and Exchange Agreement.

2.
Nice Cars, Inc. and Nice Cars Capital Acceptance Corporation are subject to a pending audit by the Internal Revenue Service ("IRS") for the years 2002, 2003 and 2004. During the process of the audit, the IRS raised an issue of the amount of discount Nice Cars, Inc. takes at the time it sells the customers' financing packages to Nice Cars Capital Acceptance Corporation. At one time, the IRS indicated that it was going to be the IRS's position that the discount should be deferred and not taken by Nice Cars, Inc. until such time as Nice Cars Capital Acceptance Corporation had incurred an actual loss on each customer's financial package. If the IRS were to prevail in its position that the discount be deferred, this would have a negative impact on Nice Cars, Inc. and Nice Cars Capital Acceptance Corporation because this would cause Nice Cars, Inc. to record a higher net income in the year the customer's financial package is sold to Nice Cars Capital Acceptance Corporation. However, the IRS revenue agent has now orally advised the certified public accountant for Nice Cars, Inc. and Nice Cars Capital Acceptance Corporation that the IRS will not raise the issue of the deferral of the discount in the current audit for years 2002, 2003 and 2004, and instead the IRS is agreeing to allow a [ * ] percent [ * ]% discount. Until receipt of the revenue agent's report for the audit period 2002, 2003 and 2004, there can be no assurance that the IRS will not be raised the issue of the deferral of the discount. Also, there can be no assurance that the deferral of the discount will not be raised in audits of future years by the IRS.

3.	Estimated Tennessee franchise and excise taxes for the period from January 1, 2006 through the date of closing

(a)	Nice Cars, Inc. [ * ]
(b)	Nice Cars, Capital Acceptance Corporation [ * ]

4.	Estimated Georgia income taxes for the period from January 1, 2006 through the date of closing

(a)	Nice Cars, Inc. [ * ]
(b)	Nice Cars, Capital Acceptance Corporation [ * ]

5.	Estimated tax distribution due Ray and Victoria Lyle for the year ending December 31, 2005 for the S-Corporation income taxable to Ray and Victoria Lyle.

(a)	Nice Cars, Inc. [ * ]
(b)	Nice Cars, Capital Acceptance Corporation [ * ]

6.	Estimated tax reimbursement due Ray and Victoria Lyle for the period from January 1, 2006 through the date of closing for the S-Corporation income taxable to Ray and Victoria Lyle.

(a)	Nice Cars, Inc. [ * ]
(b)	Nice Cars, Capital Acceptance Corporation [ * ]

7.	Any amounts or accruals due under any of the Employee Plans described on Schedule 3.4(r)

Schedule 3.4(h)

No Undisclosed Events or Circumstances

1. Nice Cars, Inc. and Nice Cars Capital Acceptance Corporation are subject to a pending audit by the Internal Revenue Service ("IRS") for the years 2002, 2003 and 2004. During the process of the audit, the IRS raised an issue of the amount of discount Nice Cars, Inc. takes at the time it sells the customers' financing packages to Nice Cars Capital Acceptance Corporation. At one time, the IRS indicated that it was going to be the IRS's position that the discount should be deferred and not taken by Nice Cars, Inc. until such time as Nice Cars Capital Acceptance Corporation had incurred an actual loss on each customer's financial package. If the IRS were to prevail in its position that the discount be deferred, this would have a negative impact on Nice Cars, Inc. and Nice Cars Capital Acceptance Corporation because this would cause Nice Cars, Inc. to record a higher net income in the year the customer's financial package is sold to Nice Cars Capital Acceptance Corporation. However, the IRS revenue agent has now orally advised the certified public accountant for Nice Cars, Inc. and Nice Cars Capital Acceptance Corporation that the IRS will not raise the issue of the deferral of the discount in the current audit for years 2002, 2003 and 2004, and instead the IRS is agreeing to allow a [ * ] percent [ * ]% discount. Until receipt of the revenue agent's report for the audit period 2002, 2003 and 2004, there can be no assurance that the IRS will not be raised the issue of the deferral of the discount. Also, there can be no assurance that the deferral of the discount will not be raised in audits of future years by the IRS.

Schedule 3.4(i)

Litigation and Other Proceedings

1. Ms. Lisa Henson made a request for arbitration in a letter dated December 28, 2005. In that letter, she asserted damages in excess of $250,000. Ms. Henson's claim relates to allegations that Nice Cars failed to comply with warranties in connection with the sale of a used car, which car has been repossessed by Nice Cars. Management of Nice Cars believe that Ms. Henson's claim is without merit and, even to the extent if she were successful, the damages sought are in excess of what she could reasonably be expected to recover. Ms. Henson has verbally agreed to settle her claim if Nice Cars agrees not to sue her or provide a negative report to any credit reporting agency. Counsel for Nice Cars sent Ms. Henson a mutual release and settlement agreement for her to sign to resolve this matter, but Nice Cars never received a signed copy from Ms. Henson.

2. As of August 31, 2006, Nice Cars is a creditor in 496 bankruptcies. As a part of Nice Cars' ordinary business practices, it is usually paid through a bankruptcy plan determined by the Bankruptcy Trustee at a reduced interest rate or the underlying car will be returned back to it.

3. Mr. Terrance Brown informed Nice Cars via letter of a potential claim involving an accident where he allegedly fell on the Nice Cars premises. To date, no further action has been taken by Mr. Brown in this matter and Nice Cars management believes the matter is complete.

4. In the ordinary course of business, authorities for the State of Tennessee may take possession of a vehicle from a Nice Cars' customer in connection with the arrest of such customer. When this occurs, Nice Cars will send notice to the Tennessee Department of Safety-Legal Division reflecting its legal interest in such cars. In the ordinary course of business, the cars will either be returned to Nice Cars or Nice Cars will be paid as a creditor in the event of the disposal of such cars by the State. Currently, there are approximately five (5) cars that are in the possession of the Tennessee Department of Safety.

5. Ms. Grace Connally has filed a claim against Nice Cars for a breach of contract. The claim is pending in Catoosa County Magistrate Court. Nice Cars would estimate that any potential liability would not exceed $2,500.

6. Mr. Joshua Howard has filed a claim against Nice Cars for breach of contract based on Nice Cars' repossession of vehicle. Magistrate Court ruled in favor of Howard, but he case was appealed to Superior Court of Catoosa County. The claim is for approximately $1,000.

7. Ms. Rachel Hodges has filed a claim against Nice Cars for breach of contract. Mr. Hodges was awarded a default judgment in Hamilton County General Sessions Court. This case has been appealed to Circuit Court. This case involves a claim of about $10,000.

8. Nice Cars is involved in a lien dispute involving a car purchased by April Bowling. This case was originally in Catoosa County Magistrate Court. It involves competing lien claims. The Magistrate Court ruled in favor of the mechanic in the amount of $1,960.00, and the case has been appealed to Catoosa Superior Court.

9. Ms. Nina Nicole Fleming brought suit against Nice Cars in Hamilton County Sessions Court. However, a civil warrant was never served on Nice Cars. There have been no material developments in the case since that time. As of the current date, Nice Cars still has not been served with process in connection with this matter.

10. On May 25, 2006, Providence Washington sued Nice Cars alleging breach of contract by Nice Cars for failure to pay an adjusted premium. The parties have agreed to settle this suit for $16,000 and expect the suit to be dismissed once the release is executed and the settlement paid.

Schedule 3.4(k)

Competing Interests

The Shareholders have an ownership or similar interest in the following assets used in connection with the operation of the Business of NCCAC:

1. Larry Martin - Lease

(a) Lease in the name of Ray Lyle d/b/a Nice Cars
(b) Location - Rome
(c) Date of Lease 10/03/02 as amended by Lease Amendment dated 08/25/04
(d) Term of Lease expires 10/31/10
(e) Rent $[ * ] per month
(f) No assignment or subletting without consent of Lessor

2. Larry Martin - Lease

(a) Lease in the name of Ray Lyle d/b/a Nice Cars
(b) Location - New Fort Oglethorpe lot
(c) Date of Lease 03/16/04
(d) Term of Lease expires 06/30/11 with two (2) five (5) year options
(e)  Rent $[ * ] per month for the first 4 years, $[ * ] per month the last 3 years
(f) No assignment or subletting without prior written consent of Lessor

3. Village Developers - Lease

(a) Lease in the name of Ray Lyle for Nice Cars, Inc.
(b) Location - Corporate Headquarters
(c) Date of Lease 01/02/05
(d)  Term of Lease expires 01/31/08 with one (1) three (3) year option (rent increase to $[ * ] per month)
(e) Rent $[ * ] per month
(f) No assignment or subletting without consent of Lessor

4. ADT Automotive - Baltimore / Washington Auto Exchange

(a) Personal Guaranty of Ray Lyle dated 10/12/98
(b) Guarantee of financial obligations and odometer disclosure statements
(c) Current obligation per Ray Lyle - $0

5. Bel Air Auto Auction

(a) Personal Guaranty of Ray Lyle dated 05/27/98
(b) Guarantee of financial obligations and Guarantee's title to each vehicle
(c) Current obligation per Ray Lyle - $0

6. ABC - REDTOP Auto Auction

(a) Personal Guaranty of Ray Lyle dated 12/16/05
(b)  Guarantee of financial obligations and completeness and accuracy of each odometer disclosure statement
(c) Current obligation per Ray Lyle - $0

Schedule 3.4(l)

Environmental Matters

Schedule 3.4(n)

Absence of Certain Changes and Events

1. Capital Expenditures

(a) Opening of Marietta lot - leasehold improvements - approximate cost [ * ]

(b) Passtime devises - approximate cost - [ * ]

2. Nice Cars, Inc. and Nice Cars Capital Acceptance Corporation are subject to a pending audit by the Internal Revenue Service ("IRS") for the years 2002, 2003 and 2004. During the process of the audit, the IRS raised an issue of the amount of discount Nice Cars, Inc. takes at the time it sells the customers' financing packages to Nice Cars Capital Acceptance Corporation. At one time, the IRS indicated that it was going to be the IRS's position that the discount should be deferred and not taken by Nice Cars, Inc. until such time as Nice Cars Capital Acceptance Corporation had incurred an actual loss on each customer's financial package. If the IRS were to prevail in its position that the discount be deferred, this would have a negative impact on Nice Cars, Inc. and Nice Cars Capital Acceptance Corporation because this would cause Nice Cars, Inc. to record a higher net income in the year the customer's financial package is sold to Nice Cars Capital Acceptance Corporation. However, the IRS revenue agent has now orally advised the certified public accountant for Nice Cars, Inc. and Nice Cars Capital Acceptance Corporation that the IRS will not raise the issue of the deferral of the discount in the current audit for years 2002, 2003 and 2004, and instead the IRS is agreeing to allow a [ * ] percent [ * ]% discount. Until receipt of the revenue agent's report for the audit period 2002, 2003 and 2004, there can be no assurance that the IRS will not be raised the issue of the deferral of the discount. Also, there can be no assurance that the deferral of the discount will not be raised in audits of future years by the IRS.

3. Distributions made to Shareholders since August 31, 2006.

(a) Ray Lyle - partial repayment of shareholder debt in the amount of [ * ].

(b) Salary and monthly bonuses paid to Ray Lyle during September, 2006 in the ordinary course of business approximate amount [ * ].

(c) Salary and monthly bonuses paid to Victoria Lyle during September, 2006 in the ordinary course of business approximate amount [ * ].

Schedule 3.4(o)

Assets and Rights

1. Wells Fargo Financial - Account No. [ * ]

(a) Equipment Lease for surveillance equipment

(b) Lease dated 12/03/03

(c) Payments - 60 monthly payments of [ * ] per month

(d) Assignment provision - Nice Cars has "no right to sell, transfer, assign or sublease the equipment or this Lease"

Schedule 3.4(p)

Taxes

1. Nice Cars, Inc. and Nice Cars Capital Acceptance Corporation are subject to a pending audit by the Internal Revenue Service ("IRS") for the years 2002, 2003 and 2004. During the process of the audit, the IRS raised an issue of the amount of discount Nice Cars, Inc. takes at the time it sells the customers' financing packages to Nice Cars Capital Acceptance Corporation. At one time, the IRS indicated that it was going to be the IRS's position that the discount should be deferred and not taken by Nice Cars, Inc. until such time as Nice Cars Capital Acceptance Corporation had incurred an actual loss on each customer's financial package. If the IRS were to prevail in its position that the discount be deferred, this would have a negative impact on Nice Cars, Inc. and Nice Cars Capital Acceptance Corporation because this would cause Nice Cars, Inc. to record a higher net income in the year the customer's financial package is sold to Nice Cars Capital Acceptance Corporation. However, the IRS revenue agent has now orally advised the certified public accountant for Nice Cars, Inc. and Nice Cars Capital Acceptance Corporation that the IRS will not raise the issue of the deferral of the discount in the current audit for years 2002, 2003 and 2004, and instead the IRS is agreeing to allow a [ * ] percent [ * ]% discount. Until receipt of the revenue agent's report for the audit period 2002, 2003 and 2004, there can be no assurance that the IRS will not be raised the issue of the deferral of the discount. Also, there can be no assurance that the deferral of the discount will not be raised in audits of future years by the IRS.

Schedule 3.4(q)

Transaction With Certain Persons

1. Certain of the leases listed on Exhibit K (items 4 through 20) are in the name of Ray Lyle but the leased premises are used for the benefit of the NCCAC. Ray Lyle will execute any and all documents necessary to convey all of his rights, title and interest under the lease to the Company.

2. Certain of the auto auction agreements have been personally guaranteed by Ray Lyle (see Exhibit F items 16 through 19).

Schedule 3.4(r)

Employee Plans

1. Holidays:

NCCAC observes 6 paid holidays per year, which are: New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day. Hourly employees must be employed 90 days prior to the holiday to receive holiday pay. All employees must work the scheduled day before and after the holiday to be eligible to receive holiday pay. Part time employees are not eligible to receive holiday pay.

2. Vacations:

Employees will receive [ * ] week after one year, [ * ] weeks after [ * ] years, [ * ] weeks after [ * ] years, [ * ] weeks after [ * ] years. Supervisor approval must be obtained for scheduling of vacation period. Vacations must be taken, they cannot be carried over to the following year. Any employee who resigns or is discharged will not receive pay for the unused vacation earned. Employees may receive pay in lieu of vacation time with supervisor approval. Pay will be based on [ * ] employment for commissioned sales personnel.

3. Sick Pay:

The company provides sick pay of [ * ] day after one year, [ * ] days after two years and [ * ] days after three years. Sick pay does not accumulate if not used and may not be paid in lieu of sick time.

4. Group Health & Life Insurance:

[ * ].

5. Nice Cars, Inc. 401(k) Plan:

[ * ].

6. Bonus Plans:

(a) Raymond A. Lyle receives a monthly bonus equal to 1.65% of Nice Cars' Net Pre-tax Income for the applicable month.

(b) Victoria E. Lyle receives a monthly bonus equal to 1.65% of Nice Cars' Net Pre-tax Income for the applicable month.

(c) Raymond A. Lyle, II receives a monthly bonus equal to 1.30% of Nice Cars' Net Pre-tax Income for the applicable month. Raymond A. Lyle, II receives an additional monthly bonus based upon Nice Cars Charge-Off Percentage (as follows). The amount of the monthly bonus shall be based upon the Nice Cars Charge-Off Percentage for such month as follows: 3.00% or less equals an $8,000 bonus; 3.01% to 3.25% equals a $7,000 bonus; 3.26% to 3.50% equals a $6,000 bonus; 3.51% to 3.75% equals a $5,000 bonus; and 3.76% to 4.00% equals a $4,000 bonus; 4.01% to 4.25% equals a $3,000 bonus; 4.26% to 4.50% equals a $2,000 bonus; 4.51% to 4.75% equals a $1,500 bonus; 4.76% to 5.00% equals a $1,000 bonus; and 5.1% or more equals no bonus.

(d) Robert Lyle receives a monthly bonus equal to 1.30% of Nice Cars' Net Pre-tax Income for the applicable month. Robert Lyle receives a monthly bonus equal to $40 per Net Unit Sold.

(e) Ginger Bond receives a monthly bonus equal to 1.30% of Nice Cars' Net Pre-tax Income for the applicable month.

(f) All salaried employees participate in a [ * ] percent [ * ]% bonus plan in which [ * ] of the pretax profit earned by the Company each month is distributed to all salaried personnel at discretion of management.

(g) Other bonus plans for non-executive employees based on unit sales, collection activity and other incentives.

Schedule 3.4(t)

Permits

1. All Leases listed on Exhibit K (items 4 through 15) can not be assigned or assumed by the Company without Landlord's prior written consent.

2. The Company will need to apply for new auto auction licenses with the following:

(a) [ * ]
(b) [ * ]
(c) [ * ]
(d) [ * ]

3. The Company will need to file new applications with the states of Tennessee and Georgia for a Used Motor Vehicle Dealer License for each Nice Cars location.

4. The Company will need to file for local business licenses in each jurisdiction where it does business.

5. The Company will need to file sales tax registration application with Tennessee and Georgia Department of Revenue.

6. None of the permits or licenses of NCCAC are assignable to the Company.

Schedule 3.4(x)

Bank Accounts and Credit Cards

A. Bank Accounts

1. Regions Bank

(a) Account Name : [ * ]
(b) Account Number : [ * ]
(c) Authorized Signers : [ * ]

2. Regions Bank

(a) Account Name : [ * ]
(b) Account Number : [ * ]
(c) Authorized Signers : [ * ]

3. Regions Bank

(a) Account Name : [ * ]
(b) Account Number : [ * ]
(c) Authorized Signers : [ * ]

4. Regions Bank

(a) Account Name : [ * ]
(b) Account Number : [ * ]
(c) Authorized Signers : [ * ]

5. Regions Bank

(a) Account Name : [ * ]
(b) Account Number : [ * ]
(c) Authorized Signers : [ * ]

6. Regions Bank

(a) Account Name : [ * ]
(b) Account Number : [ * ]
(c) Authorized Signers : [ * ]

7. Regions Bank

(a) Account Name : [ * ]
(b) Account Number : [ * ]

(c) Authorized Signers : [ * ]

8. Regions Bank

(a) Account Name : [ * ]
(b) Account Number : [ * ]
(c) Authorized Signers : [ * ]

9. Regions Bank

(a) Account Name : [ * ]
(b) Account Number : [ * ]
(c) Authorized Signers : [ * ]

10. Regions Bank

(a) Account Name : [ * ]
(b) Account Number : [ * ]
(c) Authorized Signers : [ * ]

B. Credit Cards

1. American Express Executive Business Card

(a) Account Name : [ * ]
(b) Account Number : [ * ]

2. Platinum Plus for Business

(a) Account Name : [ * ]
(b) Account Number : [ * ]

ANNEX A

PLAN AND AGREEMENT OF MERGER
OF FOREIGN CORPORATION INTO
DELAWARE CORPORATION

(attached)

PLAN AND AGREEMENT OF MERGER
OF FOREIGN CORPORATION INTO DELAWARE CORPORATION

AGREEMENT OF MERGER made this 4th day of October, 2006, between Nice Cars Capital Acceptance Corporation, a Georgia Corporation (the “Georgia Corporation”), and Nice Cars Acceptance AcquisitionCo, Inc. a Delaware Corporation (the “Delaware Corporation”).

WHEREAS, the Georgia Corporation has an authorized capital stock consisting of 100,000 shares of common stock, par value $.01 per share, of which 1,000 shares have been duly issued and are now outstanding (the “Georgia Corporation Shares”);

WHEREAS, the Delaware Corporation has an authorized capital stock consisting of 100 shares of common stock, par value $.01 per share (the "Common Stock") of which one hundred (100) shares have been validly issued, fully paid, are nonassessable and are now outstanding;

WHEREAS, the Delaware Corporation is a wholly owned subsidiary of Manchester, Inc., a Nevada corporation (the “Parent Corporation”);

WHEREAS, the Parent Corporation has previously issued 5,568,750 shares of its common stock, par value $0.001 per share (“Parent Corporation Shares”) to the Delaware Corporation;

WHEREAS, the Georgia Corporation and the Delaware Corporation intend, by approving resolutions authorizing this Agreement of Merger, to adopt this Agreement of Merger as a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder; and

WHEREAS, the stockholders and directors of the Board of each of the Georgia Corporation and the Delaware Corporation deem it advisable and generally to the advantage and welfare of the two corporate parties that the Georgia Corporation merge into the Delaware Corporation as permitted under the provisions of Georgia Business Corporation Law and of the General Corporation Law of the State of Delaware.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained and of the mutual benefits hereby provided, it is agreed by and between the parties hereto as follows:

1. MERGER. The Georgia Corporation be, and it hereby is, merged into the Delaware Corporation.

2. EFFECTIVE DATE. This Agreement of Merger shall become effective immediately upon compliance with the laws of the States of Georgia and Delaware, the time of such effectiveness being hereinafter called the Effective Date.

3. SURVIVING CORPORATION. The Delaware Corporation shall survive the merger herein contemplated and shall continue to be governed by the laws of the State of Delaware, but the separate corporate existence of the Georgia Corporation shall cease as of the Effective Date.

4. AUTHORIZED CAPITAL. The authorized capital stock of the Delaware Corporation following the Effective Date shall be one hundred (100) shares of Common Stock, par value $.01 per share, unless and until the same shall be changed in accordance with the laws of the State of Delaware.

5. CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of the Delaware Corporation in effect immediately prior to the Effective Date shall continue in full force and effect as the Certificate of Incorporation of the Delaware Corporation as the surviving corporation at the Effective Date and following the Effective Date until the same shall be amended or repealed in accordance with the provisions thereof, which power to amend or repeal is hereby expressly reserved, and all rights or powers of whatsoever nature conferred in such Certificate of Incorporation or herein upon any shareholder or director or officer of the Delaware Corporation or upon any other persons whomsoever are subject to the reserve power. Such Certificate of Incorporation shall constitute the Certificate of Incorporation of the Delaware Corporation separate and apart from this Agreement of Merger and may be separately certified as the Certificate of Incorporation of the Delaware Corporation.

6. BYLAWS. The Bylaws of the Delaware Corporation as they exist on the effective date shall be the Bylaws of the Delaware Corporation following the Effective Date unless and until the same shall be amended or repealed in accordance with the provisions thereof.

7. BOARD OF DIRECTORS. The members of the Board of Directors of the Delaware Corporation immediately after the effective date of the merger shall be those persons who were the members of the Board of Directors of the Delaware Corporation immediately prior to the effective date of the merger, and such persons shall serve in such offices, respectively, for the terms provided by law or in the Certificate of Incorporation and/or the Bylaws, or until their respective successors are elected and qualified.

8. FURTHER ASSURANCE OF TITLE. If at any time the Delaware Corporation shall consider or be advised that any acknowledgments or assurances in law or other similar actions are necessary or desirable in order to acknowledge or confirm in and to the Delaware Corporation any right, title, or interest of the Georgia Corporation held immediately prior to the Effective Date. The Georgia Corporation and its proper officers and directors serving the Georgia Corporation immediately prior to the Effective Date shall and will execute and deliver all such acknowledgments or assurances in law and do all things necessary or proper to acknowledge or confirm such right, title, or interest in the Delaware Corporation as shall be necessary to carry out the purposes of this Agreement of Merger, and the Delaware Corporation and the proper officers and directors thereof are fully authorized to take any and all such action in the name of the Georgia Corporation or otherwise.

9. RETIREMENT OF ORGANIZATION STOCK. Forthwith upon the Effective Date, the authorized shares of common stock of the Georgia Corporation presently issued and outstanding shall be exchanged for 5,568,750 shares of common stock of the Parent Corporation, which shall be delivered from the assets of the Delaware Corporation.

10. CONVERSION OF OUTSTANDING STOCK. As of the Effective Date, each of the issued and outstanding shares of Common Stock of the Delaware Corporation and all rights in respect thereof shall continue in effect as fully paid and nonassessable shares of Common Stock of the Delaware Corporation, and each certificate nominally representing the Georgia Corporation Shares shall become null and void. The holders of such certificates shall surrender the same to the Delaware Corporation in exchange for the Parent Corporation Shares delivered from the assets of the Delaware Corporation.

11. RIGHTS AND LIABILITIES OF DELAWARE CORPORATION. At and after the Effective Date of the merger, the Delaware Corporation shall succeed to and possess, without further act or deed, all of the estate, rights, privileges, powers, and franchises, both public and private, and all of the property, real, personal, and mixed, of each of the parties hereto; all debts due to the Georgia Corporation or whatever account shall be vested in the Delaware Corporation; all claims, demands, property, rights, privileges, powers and franchises and every other interest of either of the parties hereto shall be as effectively the property of the Delaware Corporation as they were of the respective parties hereto; the title to any real estate vested by deed or otherwise in the Georgia Corporation shall not revert or be in any way impaired by reason of the merger, but shall be vested in the Delaware Corporation; all rights of creditors and all liens upon any property of either of the parties hereto shall be preserved unimpaired, limited in lien to the property affected by such lien at the effective time of the merger; all debts, liabilities, and duties of the respective parties hereto shall thenceforth attach to the Delaware Corporation and may be enforced against it to the same extent as if such debts, liabilities, and duties had been incurred or contracted by it; and the Delaware Corporation shall indemnify and hold harmless the officers and directors of each of the parties hereto against all such debts, liabilities and duties and against all claims and demands arising out of the merger.

12. SERVICE OF PROCESS ON DELAWARE CORPORATION. The Delaware Corporation agrees that it may be served with process in the State of Georgia in any proceeding for enforcement of any obligation of the Georgia Corporation as well as for the enforcement of any obligation of the Delaware Corporation arising from the merger, including any suit or other proceeding to enforce the right of any shareholder as determined in appraisal proceedings pursuant to the provisions of the Georgia Business Corporation Law.

13. TERMINATION. This Agreement of Merger may be terminated and abandoned by joint action of the Board of Directors of the Delaware Corporation and the Georgia Corporation at any time prior to the Effective Date, whether before or after approval by the shareholders of the two corporate parties hereto.

14. PLAN OF REORGANIZATION. This Agreement of Merger is intended to constitute a tax-free Plan of Reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, to be carried out in the manner, on the terms and subject to the conditions herein set forth.

15. EXPENSES AND RIGHTS OF DISSENTING SHAREHOLDERS. The Delaware Corporation shall pay all expenses of carrying this Agreement of Merger into effect and of accomplishing the merger, including amounts, if any, to which dissenting shareholders of the Georgia Corporation may be entitled by reason of this merger.

[Signature Page Follows]

IN WITNESS WHEREOF each of the corporate parties hereto has caused this Agreement of Merger to be executed by an authorized officer pursuant to authority duly granted by the respective stockholders and directors of the Board of each such corporation in accordance with Section 252 of Delaware General Corporation Law.

NICE CARS CAPITAL ACCEPTANCE CORPORATION

By:  /s/ Raymond Lyle
Name:  Raymond Lyle
Title: President

NICE CARS ACCEPTANCE ACQUISITIONCO, INC.

By:  /s/ Richard Gaines
Name:  Richard Gaines
Title:  Corporate Secretary